Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-159737, 333-156144,
333-153080, 333-118269, 333-118245, 333-88076, 333-53715, 333-87775, 333-87803, 333-
188447 and 333-110243 on Forms S-8 and 333-161050 on Form S-3 of our reports dated February 24, 2016, relating to the financial statements of Louisiana-Pacific Corporation and subsidiaries (the “Company”), which report expresses an unqualified opinion and includes an explanatory paragraph regarding the Company’s adoption of Accounting Standards Update 2015-17 Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes which resulted in a change in the presentation of deferred income taxes, and the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Louisiana-Pacific Corporation for the year ended December 31, 2015.

/s/ DELOITTE & TOUCHE LLP
Nashville, Tennessee
February 24, 2016